UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2006

DIAGNOSTIC CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14375 Myer Lake Circle, Clearwater FL 33760

(Address of principal executive offices)

Registrant’s telephone number, including area code: (727) 533-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory	Note:

Item 1.02 Termination of a Material Definitive Agreement

Effective August 30, 2006, Diagnostic Corporation of America (“DCA”) terminated the agreement in principle with WiFiMed, Inc. (“WiFiMed”) to effect a reverse merger transaction. The proposed transaction was terminated by mutual agreement of the Parties. Reference is hereby made to the Current Report on Form 8-K filed by DCA on March 24, 2006, announcing the terms of the agreement in principle, which is hereby incorporated by reference.

Other than repayment of a $25,000 loan made by WiFiMed to DCA in connection with the proposed reverse merger, the agreement in principle does not provide for the payment of any termination penalties or fees as a result of termination.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAGNOSTIC CORPORATION OF AMERICA

Date: August 30, 2006	/s/ Sam Winer
Chairman, Chief Executive Officer and
Secretary

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